Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2024, in the Registration Statement (Form S-1) and related Prospectus of Q32 Bio, Inc. for the registration of 1,682,045 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 19, 2024